                                                                Execution Copy

                           GRAIN PROCUREMENT AGREEMENT

THIS GRAIN PROCUREMENT AGREEMENT,  (the "Agreement") is made and entered into as of December 14, 2006,  by and between  NEDAK  Ethanol,  LLC, a Nebraska  limited liability  company  ("NEDAK"),  and J.E.  Meuret  Grain  Co.,  Inc.,  a Nebraska
corporation ("Meuret").

                                    RECITALS

     A.   NEDAK is in the  process  of  finalizing  development,  financial  and operational  plans for an anhydrous  ethanol  production  plant with a forty four million  (44,000,000) gallon per year nameplate capacity to be constructed in Atkinson, Nebraska (the "Plant");

     B.   Meuret is regularly  engaged in the business of originating,  storing, handling and marketing  grain and, in particular,  owns and operates a grain  storage and  handling  facility,  and other  grain  storage and handling facilities, in the region surrounding Atkinson, Nebraska; and

     C.   Meuret and NEDAK desire to provide for the terms upon which NEDAK will purchase  and receive  Grain from Meuret at the Plant as well as other matters affecting the operation of the Plant.

                                    AGREEMENT

1.   DEFINITIONS.  Terms  not  defined  herein  will have the  meaning  ascribed thereto in Appendix A.

2.   GRAIN PROCUREMENT.

     2.1 Obligation to Supply and Purchase.

          (a)  Meuret  Obligation to Supply Grain.  The parties  acknowledge and agree that Meuret shall have the exclusive  right and  obligation
               to  provide   NEDAK   with  No.  2  yellow   corn   meeting   the
               specifications  described in this  Agreement (the "Grain") in the full amount  necessary  for the operation of the Plant during the term hereof and under the conditions herein set forth. This right and obligation shall apply to the Plant as originally constructed and any and all alterations, modifications or expansions thereof.

          (b)  NEDAK to Purchase Exclusively from Meuret.  Except as provided by
               Section 2.1(c) herein, NEDAK shall purchase from Meuret all Grain that is necessary for operation of the Plant and shall place with
               Meuret all actual orders for purchase of Grain to be delivered to the Plant.

          (c)  Right to Direct Purchase. If, at any time, NEDAK identifies Grain offered  by  a  reliable  supplier  other  than  Meuret  at  more favorable  pricing  (not

               including Service Fee) than offered by Meuret for the same grade, quality and delivery period, NEDAK may direct Meuret, at Meuret's sole  discretion,  to either (i) offer Grain to NEDAK on the same or better  terms and  pricing,  or (ii)  purchase  Grain from the identified  supplier and deliver it to NEDAK. If Meuret purchases such Grain from the  identified  supplier and delivers such Grain to the  Plant,  the price that NEDAK pays shall be equal to price
               paid  by   Meuret,   plus  the   Service   Fee  and  the   actual
               transportation  costs  incurred  by Meuret,  provided  that NEDAK shall be subject to the execution risk for such purchase.

          (d)  Minimum  Supply.  Meuret  shall  maintain a minimum of four days'
               supply of Grain in storage at the Plant at all times.

     2.2  Communications Schedule, Estimated Grain Requirements.

          (a)  Communications  Schedule.  NEDAK will provide Meuret with monthly and weekly  estimates of Grain  required  and planned  production schedules,  and daily  reports of actual Grain  usage,  operating
               times  and   inventories   as  described  on  Schedule  2.2  (the
               "Production Schedule").

          (b)  Grain Estimates.  The parties  expressly  understand that NEDAK's notice  of  monthly  Grain  requirements  shall  be a good  faith estimate and that the parties  anticipate  reasonable  variations between delivery forecast and actual delivery  requirements.  For purposes of this  Agreement  the phrase  "reasonable  variations"
               shall mean a variation  of no more than 10% between the  delivery forecast and actual delivery requirements.

     2.3  Grain Quality.

          (a)  Standard Grain Quality.  The standard quality for Grain delivered under this Agreement shall:  (i) be No. 2 yellow corn,  having no more than a 15% moisture  content;  (ii) be graded in  accordance with State and Federal laws and in accordance with any reasonable standards  set  by  NEDAK;  (iii)  be  merchantable  and  not  be adulterated;  and (iv) meet such  additional  specifications  and standards  as the  parties  may  establish  from  time to time by mutual  agreement,  including  without  limitation  standards and specifications  related to test weight (determined with reference to moisture  content),  foreign  material and mycotoxin and other toxin levels.

          (b)  Grain Not Meeting Quality Requirements. NEDAK may, at its option:
               (i) reject any Grain  delivered  by Meuret or any Grain  Supplier delivering  Grain on  behalf  of  Meuret  that  does not meet the standards described in Schedule 2.3 (the "Discount Schedule"), or
               (ii) accept such Grain and apply the  discounts  set forth in the
               Discount  Schedule  on  a  load-by-load  basis.  NEDAK  may  also establish  daily or weekly average  quality levels and may reject
               Grain if such average  quality  levels do not meet the  standards described in Schedule 2.3.

          (c)  Changes to Discount Schedule. NEDAK, in its sole discretion,  may make changes to the Discount Schedule,  provided that NEDAK shall consult with Meuret  regarding such changes and promptly  provide notice  to  Meuret  of  such  changes.  Changes  to the  Discount
               Schedule shall not apply to contracts entered into between Meuret and Grain Suppliers prior to notice of such change by NEDAK.

     2.4  Purchase Price.

          (a)  Base  Price.  The base  price to be  offered  by Meuret for Grain purchased from Grain Suppliers to supply NEDAK will be the posted cash price  (i.e.,  Chicago  Board of Trade  listing  less Meuret
               Grain posted basis) for purchase of Grain at the Meuret  facility in  Atkinson  for the same  delivery  period.  NEDAK shall pay to
               Meuret the base price  paid by Meuret to the Grain  Supplier  for each  shipment of Grain,  applying the  discounts and Service Fee applied in accordance  with this  Agreement.  For Grain delivered directly from Meuret's  existing  inventory,  NEDAK shall pay the posted cash price  offered by Meuret to third  parties on the day of delivery at Atkinson.

          (b)  Discounts.  Grain discounts will be determined in accordance with the Discount  Schedule in effect at the time of purchase of Grain by  Meuret.  All  discounts  and  mix-and-blend  revenue on Grain received at the Plant will be for the account of NEDAK.

          (c)  Service  Fee.  In addition to the agreed upon terms of such sales of Grain,  NEDAK  agrees to pay Meuret a service fee of $0.04 per bushel of Grain  delivered  (the  "Service  Fee").  No additional charge for  transportation  or other services shall be charged by
               Meuret.

          (d)  Sales Confirmation. The sale of Grain by Meuret to NEDAK shall be on a  delivered-to-Plant  basis,  without  additional  charge for transportation or storage and with price,  quantity,  and time of delivery as mutually agreed upon by the parties.  Each individual sale shall be  confirmed  in a written  Meuret sale  confirmation that will incorporate all particular terms of each such sale.

          (e)  Hedging.  Meuret  shall  cooperate  with NEDAK to allow  NEDAK to hedge  future Grain needs on the Chicago  Board of Trade,  either through a  separate  agreement  between  NEDAK  and  Meuret to be determined  at  a  later  date,  or  through  a  hedging  account maintained by NEDAK with a third party.

     2.5  Administration, Delivery and Transfer of Title.

          (a)  Delivery. Meuret shall deliver the Grain or cause the Grain to be
               delivered   to  the  Plant   without   additional   charges   for
               transportation or storage. NEDAK shall make available, at no cost to Meuret and during

               operating hours consistent with area grain  elevators,  which may vary seasonally,  employees to receive,  weigh, sample and unload
               Grain delivered on behalf of Meuret. Meuret may observe delivery, weighing  and  sampling  at any time  NEDAK is  receiving  Grain.
               Meuret  may,  at its sole  discretion  and  expense  and upon one week's  notice to NEDAK (which notice shall include the reason or basis for the request), assign up to three Meuret employees to be stationed at the Plant to receive,  weigh and take Grain samples, provided  that  Meuret  employees  shall not  unload  Grain or be responsible for any other activities at the Plant.

          (b)  Transfer of Title. Title to the Grain and risk of loss shall pass to  NEDAK at the  scale  located  at the  Plant.  NEDAK  shall be responsible  for all  shrink  from  delivery  of the Grain to the
               Plant until processing.

     2.6  Administration and Accounting.

          (a)  Administration.  Meuret will  administer all  relationships  with
               Grain  Suppliers  and  Freight  Suppliers  to the  Plant  and all
               related   activities,    including   without   limitation   price
               negotiations, scheduling, settlement, inbound delivery logistics, lien checks,  collection and payment of check-off and other fees,
               documentation   of  received   weights   and  grades,   payments,
               fulfillment of other Grain Supplier and Freight Supplier contract requirements  and functions  related to government  loan or other programs. NEDAK will not undertake,  directly or indirectly,  any such activities,  provided that, NEDAK may seek prices from third parties to allow purchases under Section 2.1(c) hereof.

          (b)  Accounting.  Meuret shall make  available to NEDAK the accounting and order  processing  software  utilized by Meuret.  NEDAK shall provide computer  hardware and will pay for  communications  fees
               and  supplies  (i.e.,  paper,  postage,   etc.)  for  any  Meuret
               employees located at NEDAK offices or the Plant.

     2.7  Communications and Contracts with Grain Suppliers.

          (a)  Communications  with Grain  Suppliers.  Meuret shall maintain and publicize a  dedicated  telephone  line for  purchase of Grain to supply  NEDAK and shall  respond  to calls to such line as "NEDAK
               Grain."  Meuret  shall  allow for  NEDAK  staff to  purchase  and receive Grain from local grain  producers at the Plant,  provided that, any such purchases shall be (i) at the posted price for the day of  delivery,  and (ii)  promptly  confirmed  by telephone or electronic message to Meuret.

          (b)  Contracts with Grain Suppliers. Meuret shall provide programs for grain  origination  in addition to spot pricing  (e.g.,  hedge to arrive).  Meuret shall be the contracting  party on all contracts with Grain  Suppliers,  provided  that Meuret may  designate  the
               Plant as the designated  delivery point.  All

               contracts and other  communications  with Grain  Suppliers  shall reference NEDAK.

3.   INVOICING AND PAYMENT.

     3.1  Preparation  of Invoices.  Meuret will issue a weekly invoice to NEDAK on each  Wednesday for Grain  delivered from Tuesday of the prior week through Monday of the current week.

     3.2  Payment  Terms.  NEDAK  shall pay by wire  transfer  (or other  agreed method) to Meuret the amount  invoiced by the close of business on the immediately following business day.

4.   WARRANTIES AND REPRESENTATIONS

     4.1  Common  Warranties  and  Representations.  Each party  represents  and warrants to the other party that:

          (a)  it is duly  incorporated  and in good  standing  in its  state of incorporation or organization;  it is qualified to do business in the State of Nebraska;  it has full power and  authority to enter into and perform this Agreement;

          (b)  all necessary corporate action has been taken by the representing party to authorize the  execution,  delivery and  performance  of this Agreement;  the execution,  delivery and performance of this
               Agreement  by such  representing  party  does not,  and will not,
               violate  or   constitute  a  breach  of  or  default   under  any
               Governmental  Requirement  or any  indenture,  contract  or other instrument  to which the  representing  party or its  assets  are bound or to which its business is subject; and

          (c)  upon execution and delivery of this Agreement by the representing party,  this  Agreement  will  constitute  the legal and  binding agreement  of the  representing  party  enforceable  against such representing party in accordance with its terms.

     4.2  Meuret Warranties and Representations.

          (a)  Meuret,  either  through  its own  management  or through  lawful contracts  entered  into with third  parties,  currently  has and shall maintain or cause to be maintained  such licenses,  permits and/or  authorities as may be required to lawfully  engage in the purchase and sale of the Grain.

          (b)  Meuret  warrants  to NEDAK that  Meuret  owns or has the right to sell all of the Grain delivered to NEDAK under this Agreement and that such Grain shall be free and clear of any security interest, lien,  penalty,  charge,  or  encumbrance,  and that  Meuret  has conducted such searches to identify any  lienholders and has made or will make such payments.

          4.3  NEDAK Warranties and  Representations.  NEDAK shall maintain such licensing  and  certifications  for the  weigh  scales,  moisture testers and truck probes to receive and obtain  official  weights and other aspects of Grain delivered to the Plant.

5.   TERM AND TERMINATION

          5.1  Initial Term of  Agreement.  The initial  term of this  Agreement
               (the  "Initial  Term") shall be from date hereof until the end of the third year  following the date of first  delivery of Grain to the Plant.  NEDAK  shall  provide  Meuret not less than seven (7)
               business days' written notice for the delivery of Grain necessary for testing and initial  production and thirty (30) days' written notice prior to the estimated beginning of full operations.

          5.2  Renewal Terms.  This Agreement shall  automatically  renew for an additional twenty four month period (a "Renewal Term") at the end of the  Initial  Term  and  at  the  end  of  each  Renewal  Term thereafter, unless either NEDAK or Meuret provides the other with written notice of intent not to renew the Agreement not less than six months  prior to end of the  Initial  Term or any  subsequent
               Renewal Term.

     5.3  Termination.

          (a)  Termination  Upon  Default.  Upon the  occurrence  and during the continuance  of any one or more  Events of Default by a party and the expiration of any applicable cure period,  then, at the other party's  sole  discretion,  such  other  party may  declare  this
               Agreement terminated  effective  immediately by issuing a written notice to the other party.

          (b)  Suspension  of  Operations.  If the  operation  of the  Plant  is suspended  for six (6)  months or more,  then,  either  party may
               declare  this  Agreement  terminated  effective   immediately  by
               issuing a written notice to the other party.

6.   EVENTS OF DEFAULT AND REMEDIES.

     6.1  Events of Default and Notice.

          (a)  Events of Default by either  NEDAK or Meuret.  Any one or more of the following  constitute an Event of Default by either Meuret or
               NEDAK relating to their respective obligations hereunder:

               (i)  if a party  defaults  in the  performance  of,  or  fails to observe, any covenant,  agreement, or condition contained in this  Agreement and such default or failure  continues for a period of  thirty  (30) days  after  written  notice of such default or failure has been given to the defaulting party by the other party (other than a default described elsewhere in this Agreement that has a shorter period);

               (ii) immediately  if  (A) a  petition  of  bankruptcy  under  the present  or any future  bankruptcy  act or code or any other act  or  code  for  the  relief  of  debtors  (I)  is  filed voluntarily by a party, or (II) is filed against a party and remains in place for more than 30 days, or (B) if a receiver or trustee is appointed to take control of substantially all of the  assets  of such  party or of such  party's  interest under  this  Agreement,  or  (C)  if  such  party  makes  an assignment  for  the  benefit  of  creditors  of a  material percentage of its assets,  or (D) if a party  terminates its existence or liquidates,  voluntarily or involuntarily,  any substantial part of its assets; or

               (iii) if a party assigns its interest under this Agreement  other
                    than   in   accordance    with   the   provisions    hereof;
                    notwithstanding the foregoing, Meuret hereby consents to any collateral  assignment of this Agreement to NEDAK's  lender, in the event of a NEDAK Event of Default, as may be required by any such lender from time to time.

          (b)  NEDAK  Event of Default.  If NEDAK  fails to pay any  outstanding invoice  for more  than four (4)  business  days from the date of receipt thereof, Meuret may declare an Event of Default.

          (c)  Meuret  Event of  Default.  If Meuret  fails to deliver  Grain as provided under this Agreement and in accordance  with  previously provided  estimate  of  Grain  required  for  more  than  two (2)
               business days, NEDAK may declare an Event of Default.

     6.2  Remedies.

          (a)  NEDAK's Remedies. If Meuret fails to deliver Grain as required by this  Agreement  or fails  to  maintain  the  minimum  supply  in accordance with Section 2.1(d) above,  or if NEDAK  reasonably in good faith  believes  that Meuret  will fail to deliver  Grain as required  by this  Agreement,  NEDAK  may:  (i) in good faith and without  unreasonable  delay,  make any  reasonable  purchases of
               Grain in  substitution  of the  quantity  due from  Meuret,  (ii)
               recover from Meuret as damages the difference between the cost of cover under (i) and the Meuret posted price (or the average price at the comparable location(s), if Meuret has not posted a price),
               plus  the  Service  Fee,   together   with  any   incidental   or
               consequential  damages, but less expenses saved in consequence of
               Meuret's breach,  (iii) seek and receive  injunctive  relief or a decree of  specific  performance,  or (iv)  credit  the amount of damages Meuret has become  obligated to pay NEDAK,  as determined by  arbitration  or if  arbitration  fails to  occur as  required hereby, a court of competent  jurisdiction,  to NEDAK and set off such amount against any amounts owed by NEDAK to Meuret.

          (b)  Meuret's  Remedies.  If NEDAK fails to make any payment for Grain delivered by Meuret and accepted by NEDAK under the terms of this
               Agreement, Meuret may recover the payments from NEDAK. Meuret may withhold future  scheduled  deliveries only if NEDAK fails to pay
               Meuret the  payments  owed Meuret as  provided by this  Agreement within two (2)  business  days after NEDAK and  NEDAK's  lender's receipt of Meuret's  written  demand for payment,  and failure to cure within such time period. Meuret shall also have the right to specifically enforce the terms of this Agreement,  including, but not limited to, the  obligation  of NEDAK to purchase  all of the corn needed to operate the plant from Meuret.

          (c)  No Exclusive Remedy. No right,  power or remedy conferred by this
               Agreement shall be exclusive of any other right,  power or remedy now or  hereafter  available  at law,  in  equity,  by statute or otherwise.

     6.3  Waiver. Waiver or the lack of enforcement of its right by either party of any breach of the terms and conditions  herein  contained shall not be construed as a waiver of any  subsequent  breach of the same or any other provision of this Agreement.

7.   FORCE MAJEURE.

     7.1  Relief from  Obligation  to Deliver or Accept  Grain.  In the event of either  party being  rendered  reasonably  unable by Force  Majeure to perform  any of its  obligations  in  receiving  or  delivering  Grain hereunder,  the  obligations of such party shall be suspended,  to the extent it is unable,  in whole or in part, to receive or deliver Grain by reason of Force Majeure, during the continuance of any inability so caused and the cause of such inability  shall, so far as possible,  be remedied with reasonable diligence.  However, the party not subject to the Force Majeure event may,  during such period,  accept  performance from the other party or a third party as it may  reasonably  determine under the circumstances.

     7.2  Force Majeure Expenses.

          (a)  Notice by Meuret of Force Majeure. Upon notice by Meuret of Force
               Majeure,  NEDAK may:  (i) in good faith and without  unreasonable delay, make any reasonable  purchases of Grain in substitution of the  quantity  due from  Meuret,  and (ii) recover from Meuret as damages  the  difference  between the cost of cover under (i) and the Meuret posted price (or the average  price at the  comparable location(s),  if Meuret does not have a posted  price),  plus the
               Service Fee, but less expenses  saved in  consequence of Meuret's breach.

          (b)  Notice by NEDAK of Force  Majeure.  Upon notice by NEDAK of Force
               Majeure,  Meuret may: (i) in good faith and without  unreasonable delay,  attempt to settle any existing  purchase  agreements with
               Grain  Suppliers  to  release  NEDAK  of any  obligation  to take delivery or Grain or negotiate an

               alternate  purchaser for such Grain,  and (ii) recover from NEDAK as damages the settlement  amount or the  difference  between the cost of corn and the covering  sale under,  plus the Service Fee, but less expenses  saved in consequence  of NEDAK's  breach.  The parties  understand  and agree that,  upon  resumption  of normal operations, the obligation to pay any such Force Majeure expenses by NEDAK shall be  subordinate  to payment of operating  expenses and debt service payments.

8.   INDEMNITY.

     8.1  Meuret Duty to  Indemnify.  Meuret  agrees to indemnify and hold NEDAK harmless against any and all claims, losses, damages or expenses by or on behalf of any person or entity  arising out of the  performance  of any covenant or  agreement to be performed by Meuret,  or arising from any act or negligence or willful misconduct on the part of Meuret, any person or entity  claiming by,  through or under Meuret or its agents, contractors,  employees or  invitees,  including  reasonable  attorney fees, expenses, and liabilities,  incurred in connection with any such claim or action or proceeding brought against NEDAK.

     8.2  NEDAK Duty to  Indemnify.  NEDAK agrees to  indemnify  and hold Meuret harmless against any and all claims, losses, damages or expenses by or on behalf of any person or entity  arising out of the  performance  of any covenant or  agreement  to be performed by NEDAK,  or arising from any act or negligence or willful  misconduct on the part of NEDAK, any person or entity  claiming  by,  through or under NEDAK or its agents, contractors,  employees or  invitees,  including  reasonable  attorney fees, expenses, and liabilities,  incurred in connection with any such claim or action or proceeding brought against Meuret.

9.   NON-DISCLOSURE. Except as and to the extent required by law, neither party, nor its employees, officers, affiliates, or agents, will disclose or permit disclosure of the terms of this  Agreement.  The  partieswill  direct their representatives  not to make,  directly or indirectly,  any public comment, statement or communication  with respect to, or otherwise to disclose or to permit  the  disclosure  of the  terms  of this  Agreement.  If a party  is required by law to disclosure  the terms of this  Agreement,  it must first provide  in  writing  to the  other  party  the  content  of  the  proposed disclosure,  the reasons that such  disclosure  is required by law, and the time and place that the disclosure will be made.  Meuret  acknowledges  and agrees  that  this  Agreement  may  be  subject  to  public  disclosure  in connection with filings of NEDAK to the Securities Exchange Commission.

10.  MISCELLANEOUS PROVISIONS.

     10.1 Notices.  All  notices,  demands or  requests  by one party to another party shall be given at the address provided on Schedule 10.1. Notices may be given by facsimile.  Each party shall have the right, from time to  time,  to  designate  a  different  address  by  notice  given  in conformity with this section.

     10.2 Successors in Interest. Each and all of the covenants,  conditions and restrictions in this Agreement shall inure to the benefit of and shall be binding  upon the  successors,  assigns,  transferees,  sublessees, licensees of the parties  hereto;  provided,  however,  that if Meuret sells to or is  acquired  by any  other  cooperative,  corporation  or entity,  and does not  retain  majority  ownership  or  control,  this
          Agreement shall terminate, at the option of NEDAK.

     10.3 Relationship of Parties. No agency, partnership,  joint venture or any other  special  relationship  between  the  parties is created by this
          Agreement.  Neither  party will act or  present  itself,  directly  or indirectly, as an agent of the other or in any manner assume or create any  obligation on behalf of, or in the name of, the other.  All Grain sold to NEDAK  hereunder  will be  initially  purchased  by  Meuret in
          Meuret's name and entirely for Meuret's account. NEDAK hereby consents to establishment  by Meuret of the trade name "NEDAK Grain",  provided that Meuret shall be responsible for any registration,  licensing,  or bonding  required  thereby.  In the event this Agreement is terminated for any reason, Meuret shall transfer all right, title and interest in such trade name to NEDAK for no additional consideration.

     10.4 Entire Agreement.  This Agreement contains the entire agreement of the parties  with  respect to the  matters  covered  herein,  and no other agreement,  statement or promise made by any party,  to any  employee, officer,  or  agent  of any  party,  which  is not  contained  in this
          Agreement shall be binding or valid.

     10.5 Modification.  This Agreement may not be modified or amended except in writing  duly  executed  by both  parties and shall not be modified or altered  by any  subsequent  course  of  performance  by either of the parties, except as expressly otherwise herein provided.

     10.6 Choice of Law.  This  Agreement  shall be deemed to have been made and executed  in the State of  Nebraska  and the  validity,  construction, interpretation,  effect and  enforcement  thereof shall be governed by the laws of the State of Nebraska.

     10.7 Attorney's Fees and Costs. Should either party institute any action or proceeding  in  court or  before  any  arbitral  body to  enforce  any provision of this  Agreement or any Grain sale contract or for damages by reason of an alleged  breach of any provision of this  Agreement or any Grain sale  contract,  the  prevailing  party will be  entitled to receive  from the losing  party such  amount as the court or  arbitral body may adjudge to be  reasonable  attorneys'  fees for the  services rendered to the prevailing party in such action or proceeding.

     10.8 Headings  and  Captions.  The  headings  and  captions  of the titles, articles, sections, and subsections of this Agreement are inserted for convenience  of  reference  only,  and do not  constitute  part of the
          Agreement.

                                       10

     10.9 Counterparts.  This Agreement may be executed simultaneously in two or more  counterparts,  each of which  shall in such  event be  deemed an original,  but all of which together shall constitute one and the same instrument.

                                     *******

     The  remainder of this page is  intentionally  left blank.  Signature  page follows.

                                       11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

J.E. MEURET GRAIN CO., INC.           NEDAK ETHANOL, LLC,
a Nebraska corporation                a Nebraska Limited Liability Company

By: /s/ Pat Meuret                    By:  /s/ Jerome Fagerland
    --------------------------------     ----------------------------------
Name:                                 Name: Jerome Fagerland
Title:                                Title:  President and General Manager

                                      S-1

                                                                     Appendix A
                                                                         Page 2

                                                                  Appendix A to
                                                    Grain Procurement Agreement

                                  Defined Terms

"Agreement"  means,  as  referred  to in the  Preamble,  this Grain  Procurement
Agreement  and all of its attached  appendices,  exhibits,  schedules  and other attachments.

"Event of Default"  means and  includes  any of the events set forth in Section
6.1.

"Force  Majeure"  means  natural  catastrophes,   strikes,  lockouts,  or  other
industrial disturbances, acts of the public enemy, wars, declared or undeclared,
blockades,   insurrections,   riots,  fires,  civil  disturbances,   explosions,
curtailment  of  power  or  natural  gas,  compliance  with  laws,  governmental regulations,  orders and requests,  whether valid or not,  curtailment  or other
inability  to  obtain  equipment,   supplies,  materials,  including  Grain,  or
transportation facilities,  breakdown of facilities,  machinery or equipment and any other cause whether of the kinds herein enumerated or otherwise,  not within the  reasonable  control of the party claiming  suspension,  all of which by the exercise of due  diligence  such party could not have  reasonably  foreseen  and provided against; provided,  however, that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty.

"Freight  Supplier" means any railroad,  trucking company,  individual  trucker, shipping container company or other freight service provider.

"Governmental  Authority"  means any  federal,  state,  local or foreign  court,
governmental  agency,   authority,   instrumentality  or  regulatory  body  with
jurisdiction  over the parties,  the  property of the parties or the  activities described in or contemplated by this Agreement.

"Governmental  Requirement"  means all laws,  statutes,  codes,  ordinances  and governmental rules,  regulations and requirements of any Governmental  Authority that are  applicable  to the parties,  the property of the parties or activities described in or contemplated by this Agreement.

"Grain" means,  as referred to in Section  2.1(a),  No. 2 yellow corn, and other specialty corn and other  commodities  as may be mutually  agreed by the parties meeting the terms and conditions set forth in this Agreement.

"Grain  Supplier"  means any  producer,  reseller,  marketer,  handler  or other merchant of Grain.

"Plant" has the meaning ascribed thereto in Recital A.

"Service  Fee" has the  meaning  ascribed  thereto  in  Section  2.4(c)  of this
Agreement.

                                                                 Schedule 2.2
                                                                       Page 2

                                                              Schedule 2.2 to
                                                  Grain Procurement Agreement

                             Communications Schedule

I. NEDAK Reports. NEDAK will provide Meuret with estimates of Grain required and other information regarding estimated production schedules as follows:

     o    Monthly - At least 10  business  days  before  the  beginning  of each month:

          o    Production  schedule for coming month,  with any  maintenance  or other planned operation down times identified

          o    Daily  projected  Grain  needs for coming  month based on planned operation schedule

          o    Estimated  Grain  needs  for  2  months   following   immediately
               succeeding  month,  with any scheduled  down time periods of than more 24 hours identified

     o    Weekly - Not later than 11:00 AM on each Wednesday:

          o    Production  schedule (with  scheduled down time  identified)  and estimated  Grain  required for Monday through Sunday of following week

          o    Revisions to previously  provided  estimate of Grain required for
               Thursday through Sunday of current week

          o    Recap / Summary of prior week's  (Monday  through  Sunday)  Grain usage, ethanol production and operation times

     o    Daily - Not later than 11:00 AM each day:

          o    Prior  day's  corn  grind  and  operation   schedule   (including
               scheduled and unscheduled down time)

          o    Grain deliveries received prior day

          o    Estimated Grain inventory as of 8:00 AM

     o    Immediately - NEDAK will notify Meuret of any unscheduled interruption of  operations  that  either  lasts or is expected to last more than 4 hours

Daily  inventories  based on Grain on hand at Plant as of 8:00 AM.  Daily  Grain usage and production  information  based on use and  production  from 8:00 AM on prior day to 8:00 AM of day of report.

II.  Meuret Reports.  Meuret will provide NEDAK with the  information  regarding
     Grain contracted for delivery to the Plant as follows:

     o    Grain  contracted  with  producers  for delivery  during  coming week, month, and quarter.

                                                                   Schedule 2.3
                                                                         Page 2

                                                                Schedule 2.3 to
                                                    Grain Procurement Agreement

                                Discount Schedule

All Grain purchased will be based on U.S. No. 2 Yellow Corn - 15.0% moisture

The following discounts will apply on Grain not meeting No. 2 Standards:

-------------------------------------- -------------- --------------------------------------------- ------------------
                                          Standard
               Factor                     Quality                      Adjustment                    Minimum/ Maximum
               ------                     -------                      ----------                    ----------------
o        Moisture:                         15.0%       $ 0.025 for each 0.5% over 15.0%                 16.0% Max
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Damage:                            5.0%       $ 0.01 for each point over 5.0%                  10.0% Max
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Test Weight:                      54 lbs      $ 0.02 for each lb below 54 lbs                  52 lbs min
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Broken Grain and Foreign           3.0%       $ 0.02 for each point over 3.0%                   5.0% max
         Material:
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Sour:                                         $ 0.10 per bushel
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Musty:                                        $ 0.05 per bushel
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Commercially Objectionable                    $ 0.10 per bushel
         Foreign Odor (COFO):
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Weevil Damage:                                $ 0.10 per bushel (Grain rejected if
                                                       evidence of live Weevils)
-------------------------------------- -------------- --------------------------------------------- ------------------
o        Heat Damage:                                 -     $ 0.01 for each 1/10th of 1% over
                                                            0.5%
                                                      -     $ 0.02 for each 1/10th of 1% over
                                                            1%
-------------------------------------- -------------- --------------------------------------------- ------------------

All discounts will be assessed as a reduction to price on a per bushel basis.

NEDAK  reserves  the right to refuse  delivery  of any Grain  that does not meet specifications as purchased.

                   Subject to change by NEDAK without notice.

                                                                    Schedule 2.2
                                                                          Page 2

                                                                Schedule 10.1 to
                                                     Grain Procurement Agreement

                                Notice Addresses

For NEDAK:                                  NEDAK Ethanol, LLC
                                            Attn: Jerome Fagerland
                                            87590 Hillcrest Road
                                            Atkinson, NE 68173
                                            Facsimile: (402) 336-2478
                                            Telephone: (402) 925-5570

         With a copy to:                    David Bracht
                                            Blackwell Sanders Peper Martin, LLP
                                            1620 Dodge Street
                                            Suite 2100
                                            Omaha, NE 68102
                                            Facsimile: (402) 964-5050
                                            Telephone: (402) 964-5218

For Meuret:                                 J.C. Meuret Grain Co., Inc.
                                            Attn: Pat Meuret
                                            101 North Franklin Street
                                            Brunswick, NE 68720
                                            Facsimile: (402) 842-3115
                                            Telephone: (402) 842-2515